UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2018

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2018 (the “Effective Date”), Windtree Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) and a Registration Rights Agreement (“Registration Rights Agreement”) with LPH II Investments Limited., a Cayman Islands company organized and existing under the laws of Cayman Islands (“LPH II”) that is a wholly-owned subsidiary of Lee’s Pharmaceutical Holdings Limited (“Lee’s”). Under the SPA, the Company agreed to issue and sell to LPH II 541,667 shares of the Company's common stock (the “Shares”) and warrants (the “Warrants”) to purchase 135,417 shares (the “Warrant Shares”) at an exercise price of $5.52 per Warrant Share (the “Exercise Price”). LPH II agreed to pay the Company a purchase price of $4.80 per Share for gross proceeds of $2.6 million, or approximately $2.5 million net proceeds (after deducting expenses).

The Warrants may be exercised at any time beginning six months after the date of issuance and through the seventh anniversary of the date of issuance. The Warrants may not be exercised to the extent that the holder thereof would, following such exercise, beneficially own more than 9.99% of the Company’s outstanding shares of Common Stock, which percentage may be increased, decreased or waived by such holder upon sixty-one days’ notice to the Company. The Warrants also contain customary provisions that adjust the Exercise Price and the number of Warrant Shares in the event of a corporate transaction.

Pursuant to the Registration Rights Agreement, the Company has agreed to file within 90 days from March 30, 2018, an initial resale registration statement with the Securities and Exchange Commission (the “Commission”) to register for subsequent resale the Shares and the Warrant Shares. The Company is required to seek registration of 25% of the Shares and Warrant Shares on such initial resale registration statement. From time to time, following the 180th day from March 30, 2018, LPH II or a majority of the holders of the Shares and Warrant Shares may require the Company to file additional registration statement(s) to register the resale of the balance of the Shares and Warrant Shares, subject to certain limitations.

The Company expects to use the net proceeds from the sale of the Shares and Warrants to support its operations through mid-year 2018, including (a) the planned completion of development for the “Next Gen” aerosol delivery system (the “ADS”) and the related device validation and performance study; (b) gain regulatory/guidance from FDA (as defined below) with respect to AEROSURF and Lyo Lucinactant LS and from the European Medicines Agency (“EMA”) with respect to AEROSURF; (c) study start-up activities for the planned AEROSURF bridging clinical trial in premature infants 26 to 32 week gestational age; and, (d) reduction of existing obligations and other working capital requirements. Pending application of the net proceeds, the Company expects to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The Company issued the Shares and Warrants to LPH II pursuant to Rule 506(b) of Regulation D and Regulation S under, and Section 4(a)(2) of, the Securities Act of 1933. H. C. Wainwright & Co. acted as exclusive agent for the offering.

Copies of the SPA, the Registration Rights Agreement, and the form of Warrant are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 4.1, respectively. Also, in connection with the closing, the Company issued a press release announcing the closing of the SPA. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing descriptions of the SPA and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements filed as exhibits to this report and incorporated herein by reference. The SPA and the Registration Rights Agreement are being filed in order to provide investors and the Company’s stockholders with information regarding the terms thereof and in accordance with applicable rules and regulations of the Commission. Pursuant to each of the SPA and Registration Rights Agreement, each of the Company and LPH II made customary representations, warranties and covenants. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the agreements. Information concerning the subject matter of such representations, warranties and covenants may change, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Series C Warrant.
10.1	Securities Purchase Agreement dated March 30, 2018.
10.2	Registration Rights Agreement dated March 30, 2018.
99.1	Press Release dated April 4, 2018.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By: /s/ Craig Fraser

       Craig Fraser

       President and Chief Executive Officer

Date: April 4, 2018